UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2014

Rockwood Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center

Princeton, New Jersey 08540

(Address of registrant’s principal executive office)

(609) 514-0300

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01              Completion of Acquisition or Disposition of Assets

On October 1, 2014, Rockwood Specialties Group, Inc. (“Rockwood”), an indirect subsidiary of Rockwood Holdings, Inc. (the “Company”), completed the sale of its titanium dioxide pigments, color pigments and services, timber treatment chemicals, rubber/thermoplastic compounding and water chemistry businesses, to Huntsman International LLC, for net cash proceeds of $950 million, which is subject to certain potential post-closing adjustments.  Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of the Company’s press release dated October 1, 2014, announcing the completion of the sale.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1(A)	Stock Purchase Agreement, dated September 17, 2013, by and among Rockwood and Huntsman International LLC
99.1	Press Release, dated October 1, 2014.

(A)      Incorporated by reference to the Company’s Current Report on Form 8-K filed on September 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Assistant Secretary

Dated: October 1, 2014